SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FOOTHILL INDEPENDENT BANCORP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2005

Dear Fellow Stockholder:

The Board of Directors joins me in extending to you a cordial invitation to attend the Annual Meeting of Stockholders of Foothill Independent Bancorp (the “Company”) which will be held on Tuesday, May 10, 2005, at 4:30 P.M., at The Glendora Country Club, 310 S. Amelia Avenue, Glendora, California.

The attached Notice of Annual Meeting and Proxy Statement describes in detail the matters to be acted on at the meeting. We also will discuss the operations of the Company and its wholly-owned subsidiary, Foothill Independent Bank (the “Bank”). Your participation in Company activities is important, and we hope you will attend.

Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the enclosed proxy card in the accompanying postage-paid reply envelope, or vote by telephone or the Internet, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy or voting by telephone or the Internet will not prevent you from voting in person if you choose to attend the Annual Meeting.

Sincerely,

George E. Langley

President and Chief Executive Officer

510 South Grand Ave. ☐ Glendora, California 91741 ☐ (626) 963-8551 ☐ (909) 599-9351

FOOTHILL INDEPENDENT BANCORP

510 South Grand Avenue

Glendora, California 91741

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2005

NOTICE TO THE STOCKHOLDERS

OF FOOTHILL INDEPENDENT BANCORP:

The 2005 Annual Meeting of Stockholders of Foothill Independent Bancorp (the “Company”) will be held at The Glendora Country Club, 310 S. Amelia Avenue, Glendora, California, on Tuesday, May 10, 2005, at 4:30 P.M., for the following purposes:

1.	To elect George E. Langley and Max E. Williams as the Class I Directors of the Company for a term of three years ending at the Annual Meeting of Stockholders to be held in 2008; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 24, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Director Nominations.    The Company’s Bylaws provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an Annual Meeting of Stockholders, but only if written notice of the stockholder’s intent to make the nomination(s) has been received by the Secretary of the Company not less than sixty (60) nor more than ninety (90) days prior to (i) the first anniversary of the preceding year’s annual meeting of stockholders or (ii) such other date on which the Annual Meeting of Stockholders is to be held provided that a public announcement of that other date is given to the stockholders in advance.

Any such notice must include the following information: (i) the name and address of the nominating stockholder and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote and intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the nominating stockholder, or any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such stockholder (an “Affiliate” of the nominating stockholder), or any nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations proposed by that stockholder; (iv) the class, series and number of the Company’s shares that are owned by the nominating stockholder and those owned by his or her proposed nominees and by any other stockholders known by the nominating stockholder to be supporting such nominees as of the date of such stockholder’s notice; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the written consent of each nominee to serve as a director of the Company if so elected. Any stockholder who desires to nominate one or more persons for election as directors at an Annual Stockholders Meeting is also required to comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

The Bylaws further provide that the Chairman of the Annual Meeting may disregard any nominations made other than in compliance with the above requirements.

The 2006 Annual Meeting of Stockholders is scheduled to be held on May 9, 2006. Accordingly, stockholders desiring to nominate a candidate for election to the Board at that Meeting will be required to provide the Company with the notice and information required by the above procedures by no later than March 13, 2006 and no earlier than February 9, 2006.

By order of the Board of Directors

George E. Langley

President and Chief Executive Officer

April 8, 2005

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU SHOULD COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE BY TELEPHONE OR THE INTERNET. Returning the enclosed proxy or voting by telephone or over the Internet will assure that your vote will be counted and it will not prevent you from voting in person if you choose to attend the Annual Meeting.

FOOTHILL INDEPENDENT BANCORP

510 South Grand Avenue

Glendora, California 91741

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2005

INTRODUCTION

This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Foothill Independent Bancorp, a Delaware corporation (the “Company”), for use at the 2005 Annual Meeting of Stockholders to be held on Tuesday, May 10, 2005, at 4:30 P.M., at The Glendora Country Club, 310 S. Amelia Avenue, Glendora, California, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 8, 2005.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR OVER THE INTERNET. JUST FOLLOW THE INSTRUCTIONS ON THE PROXY OR VOTING INSTRUCTION CARD.

Who May Vote?

If you were a stockholder on the records of the Company at the close of business on March 24, 2005, you may vote at the 2005 Annual Meeting, either in person or by proxy. On that day, there were 6,752,548 shares of our common stock outstanding and entitled to vote.

How Many Votes Do I Have?

Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. The Board of Directors requests your proxy so that your shares will count toward a quorum and be voted at the Annual Meeting.

How Will The Board Vote My Proxy?

A properly executed proxy received by us prior to the meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction, the shares will be voted FOR the election of the Directors nominated by the Board. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your stock is held in a company benefit plan or in a brokerage account, please read the information below under captions “Voting by Employee Benefit Plan Participants, “Voting Shares Held by Brokers, Banks and Other Nominees” and “Required Vote” regarding how your stock may be voted.

How May I Vote?

By Mail.    Stockholders may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors (except for shares held in employee benefit plans and by brokers, banks and other nominees described below). If you forget to sign you proxy card your shares cannot be voted. However, if you sign your proxy card but forget to date it, your shares will still be voted as you have directed. You should, however, date your proxy card, as well as sign it.

By Telephone or Via the Internet.    If you are a registered stockholder (you do not hold your shares through a broker, nominee holder or Company benefit plan), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name” (i.e., through a broker, nominee holder or Company benefit plan), please check your proxy card or contact your broker or nominee or plan trustee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 12:00 A.M. (Midnight) Pacific Time on May 10, 2005. For shares held in the Company’s Retirement Plan, your voting instructions must be received by 2:00 P.M. Pacific Time on May 4, 2005 in order for the trustee to vote your shares in accordance with your instructions.

Voting by Employee Benefit Plan Participants

If you hold shares of our common stock in our retirement plan, you may tell the plan trustee how to vote those of the shares that are allocated to your plan account, by signing and returning a voting instruction card that you will be receiving from the plan. If you do not sign and return that instructions card, your shares will be voted as the plan administrator directs or as otherwise provided in the plan.

Voting Shares Held by Brokers, Banks and Other Nominees

If you hold your shares of Company common stock in a broker, bank or other nominee account, you are a “beneficial owner” of those shares, holding them in “street name.” In order to vote your shares, you must give voting instructions to your bank, broker or other intermediary who is the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are transmitted by nominee holders on your behalf will count toward a quorum and will be voted as instructed by you as beneficial holder of the shares. If no instructions are specified by you to your broker or other nominee, your broker will have discretion to vote your shares at the Annual Meeting for the election of the Board’s Director nominees (unless there is a “counter-solicitation” or your broker has knowledge of a “contest,” as those terms are used in the New York Stock Exchange rules).

Required Vote

Quorum Requirement.    The presence in person or by proxy of the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting constitutes a quorum. Without a quorum, no actions can be taken at the Annual Meeting except to adjourn the Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement.

Voting on the Election of Directors.    A plurality of the votes cast is required for the election of Directors. As a result, the two nominees who receive the highest number of votes cast will be elected. Any shares voted to “Withhold Authority” are not counted as votes cast in the election of directors. Broker non-votes, which relate to shares for which street name or nominee holders do not obtain voting instructions from the beneficial holders and cannot or do not choose to vote the shares on a discretionary basis, also are not counted as votes cast. However, shares voted to Withhold Authority and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

How Can I Revoke My Proxy?

If you are a registered owner, you may change your mind and revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any one of the following actions:

•	Sending a written notice to revoke your proxy to the Secretary of the Company, at 510 South Grand Avenue, Glendora, California 91741. To be effective, the notice must be received by the Company before the Annual Meeting commences.

•	Transmitting a proxy by mail at a later date than your prior proxy. To be effective, that later dated proxy must be received by the Company before the Annual Meeting commences.

•	Attending the Annual Meeting and voting in person or by proxy.

However, if your shares are held by a broker or other nominee holder or are in a Company benefit plan, you will need to contact your broker or the nominee holder or the plan trustee if you wish to revoke your proxy.

PRINCIPAL STOCKHOLDERS

Set forth below is certain information as of March 24, 2005 regarding the number of shares of the Company’s common stock owned by (i) each person who we know owns 5% or more of the outstanding shares of common stock of the Company, (ii) each director and nominee for director, (iii) each of the current executive officers of the Company who are named in the Summary Compensation Table (the “Named Officers”), and (iv) all of the current directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Wellington Management Company, LLP 75 State St Boston, MA 02109	474,931	(1)	7.0%
William V. Landecena	468,501	(2)(3)	6.8%
O. L. Mestad	344,204	(3)	5.0%
George E. Langley	300,015	(3)	4.4%
Richard Galich	167,536	(3)	2.5%
Max Williams	121,281	(3)	1.8%
Douglas F. Tessitor	71,642	(3)	1.1%
George Sellers	65,942	(3)	1.0%
Casey J. Cecala III	80,725	(3)	1.2%
Carol Ann Graf	63,966	(3)	*
All Directors and Executive Officers as a group (9 in number)	1,683,812	(4)	22.9%

*	Less than 1%.

(1)	According to a report filed with the Securities and Exchange Commission on February 14, 2005, Wellington Management Company, LLP (WMC), in its capacity as investment adviser, shares voting power with respect to 410,079 of these shares and shares dispositive power with respect to, and therefore may be deemed to beneficially own, all of these 474,931 shares. WMC also reported that these shares are held of record by its clients, none of whom is known by WMC to own as much as 5% of our common stock.

(2)	Includes shares held in several trusts established by Mr. Landecena of which he is a trustee.

(3)	Includes shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 24, 2005, as follows: Mr. Landecena — 91,842 shares; Dr. Mestad — 98,592 shares; Mr. Langley —120,837 shares; Dr. Galich — 39,966 shares; Mr. Williams — 86,535 shares; Mr. Tessitor – 60,699 shares; Mr. Sellers — 31,070 shares; Mr. Cecala — 37,359 shares; and Ms. Graf — 26,647 shares.

(4)	Includes an aggregate of 593,547 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 24, 2005.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the Annual Meeting, stockholders will vote on the election of George E. Langley and Max E. Williams as the Class I Directors of the Company to serve for a term of three years ending at the Annual Meeting of Stockholders to be held in 2008 and until their successors are elected and qualified.

The Board of Directors has instructed the named holders of the proxies received in response to this solicitation to vote the shares represented by those proxies FOR the election of Messrs. Langley and Williams as Directors, except in the case of any proxy that contains a contrary instruction.

Under Delaware law, the two nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to “Withhold Authority,” and broker non-votes, which will not be counted as votes cast, will have no practical effect.

If a nominee of the Board of Directors becomes unavailable, for any reason, before the election, to serve on the Board of Directors, then the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board. The Board of Directors has no reason to believe that its nominees will be unavailable to serve.

The names and certain information concerning the two nominees and the current directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE CLASS I DIRECTOR-NOMINEES NAMED BELOW.

Name, Age and Position	Director Since		Principal Occupation and Business Experience

Class I Director-Nominees

George E. Langley, 64 President, Chief Executive Officer and a Director of the Company and Bank	1980	(1)	Mr. Langley has served as President and Chief Executive Officer of the Company and the Bank since 1992. From 1976 when he joined the Bank until 1992, Mr. Langley served as an Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank. Mr. Langley has served on numerous community and professional boards and currently serves as Vice Chairman of the Board of Casa Colina, Inc., a non-profit charitable corporation.

Max Williams, 61 Director of the Company and the Bank	1995		Mr. Williams is a licensed architect with a Bachelor’s degree in Architecture and a Master’s degree in Urban and Regional Planning. He is, and since 1982 has been, the owner and president or managing partner of his own architectural firm. Prior to 1982, Mr. Williams was employed as an architect by independent real estate development and architectural firms, including Lewis Development, William L. Pereira Architects and Gruen Associates. Mr. Williams also is a member and a past president of the Inland California Chapter of the American Institute of Architects. Mr. Williams is a director for West Family Counseling Services and a member of the Upland YMCA Board of Managers.

Name, Age and Position	Director Since		Principal Occupation and Business Experience

Continuing Directors:

Class II Directors

George Sellers, 64 Director of the Company and the Bank	1998		Mr. Sellers is an Accountant and Enrolled Agent licensed to practice before the Internal Revenue Service. Mr. Sellers has owned Merchants Bookkeeping since 1974 which provides various accounting and tax services to local businesses, non-profit organizations and individuals located primarily in the greater San Gabriel Valley and the Inland Empire in Southern California. Mr. Sellers has served on several community boards during the past 30 years, including the American Youth Soccer Organization, and currently is a Director of the Upland Foothill Kiwanis.

Douglas F. Tessitor, 60 Director of the Company and the Bank	1995	(2)	Mr. Tessitor is a Chartered Financial Consultant and Chartered Life Underwriter. Since 1976 he has been engaged in the insurance and financial planning business, marketing insurance and investment products and providing financial planning services to individuals and closely held businesses. He holds degrees in the field of business from the University of Southern California, American Graduate School of International Management and The American College. Prior to 1976, he held management positions with Union Bank in Los Angeles, California and with Chase Manhattan Bank in New York. Mr. Tessitor has served on several community boards including The Citrus College Foundation. Currently he serves on The Foothill Health and Education Foundation Board and is an elected member of the Glendora City Council.

Class III Directors

Richard Galich, 65 Director of the Company and the Bank	1998		Dr. Galich is a doctor of Otolaryngology — Head and Neck Surgery. Since 1972 Dr. Galich has been in private practice in the east San Gabriel Valley in Southern California. He is a Fellow of the American College of Surgeons and American Academy of Otolaryngology — Head and Neck Surgery. He earned a Bachelors degree from Indiana University and a Doctor of Medicine from Loyola University/Chicago, Illinois. Dr. Galich served as Chairman of the Board at San Dimas Community Hospital and Chief of Medical Staff for Foothill Presbyterian Hospital. Dr. Galich is past President of Los Angeles County Medical Association-Foothill District. Currently, Dr. Galich serves on the Board of Glendora Medical Investment Co.

Name, Age and Position	Director Since		Principal Occupation and Business Experience
William V. Landecena, 80 Chairman of the Board of Directors and a Director of the Company and the Bank	1973	(1)	Mr. Landecena has been a director of the Company and the Bank since their inception. Prior to 1981, Mr. Landecena owned and operated Arrow Meat Company located in Upland, California. Since 1981, Mr. Landecena has been a private investor and property manager, primarily in the Inland Empire area of Southern California. He is a charter member (1965) of the Upland Foothill Kiwanis and has been a volunteer SCORE (Service Corp of Retired Executives) Counselor for the U. S. Small Business Administration for 10 years. Mr. Landecena currently serves as a director on the Upland Fireman’s Foundation Board.

O. L. Mestad, 82 Director of the Company and the Bank	1973	(1)	Dr. Mestad has been a director of the Company and the Bank since their inception and served as Chairman of the Board of the Bank for eight of those years. Dr. Mestad was engaged in the private practice of dentistry for 30 years, retiring in 1983. During that time, Dr. Mestad served on numerous community and professional boards. Dr. Mestad is past Chairman of the Board of Foothill Presbyterian Hospital, a retired member of the board of directors of Citrus Valley Health Partners, and a member of Foothill Foundation of Foothill Presbyterian Hospital.

(1)	All dates are the dates when the named individuals first became directors of the Bank, the Company’s predecessor and wholly owned subsidiary.

(2)	Mr. Tessitor served as a Director of the Company from 1995 until 1999 and was elected a Director of the Company in 2003, and has served continuously since 1995 as a member of the Board of Directors of the Bank.

There are no family relationships among any of the directors or executive officers of the Company.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

The Board of Directors oversees the management of the business and affairs of the Company, as provided in the Company’s Bylaws and the laws of the State of Delaware. Members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings.

During 2004, the Board held 12 meetings and each of the Directors attended at least 75 percent of the meetings of the Board and those committees on which he served. As reflected in our Corporate Governance Guidelines discussed in greater detail below, our Board members are encouraged to prepare for and attend all meetings, including meetings of our stockholders, our Board and Board committees of which they are members. Our Annual Meeting of Stockholders held in May 2004 was attended by all seven of our directors.

Number of Directors

The Board currently consists of seven members. Our Bylaws provide that the Board of Directors shall determine the number of Directors and may change the number from time to time as it deems to be appropriate.

Director Terms of Office

The Directors are divided into three classes and the Directors in each class serve for a three-year term. The term of one class of Directors expires each year at the Annual Meeting of Stockholders. The Board may fill a vacancy by electing a new Director to the same class as the Director being replaced. The Board may also create a new Director position in any class and elect a Director to hold the newly created position until the term of the class expires.

Director Independence

The Board has determined, after careful review, that each member of the Board is independent under NASDAQ’s definition of independence, with the exception of Mr. Langley, our Chief Executive Officer. In reaching this conclusion, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors, including those disclosed below under the sections entitled “COMPENSATION OF EXECUTIVE OFFICERS — Certain Transactions” and “Compensation Committee Interlocks and Insider Participation.” The Board determined that any relationships that now exist, or existed in the past, between the Company and each of the non-management directors were immaterial. As a result, six out of seven of the current members of the Board are independent directors. In addition, all of the members of our Board committees are independent directors.

Communications with the Board

Stockholders and other parties interested in communicating with the non-management directors as a group may do so by writing to the Chairman of the Board of Directors, c/o Corporate Secretary, Foothill Independent Bancorp, 510 South Grand Avenue, Glendora, California 91741. The Corporate Secretary will review such correspondence, and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Company’s internal audit department and will be handled in accordance with procedures established by the Board’s Audit Committee.

Corporate Governance Guidelines

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to the Company’s stockholders. In April 2004, our Board formally adopted the Corporate Governance Guidelines of Foothill Independent Bancorp (the “Governance Guidelines”) which include a number of the practices and policies under which our Board has operated for some time, concepts suggested by various authorities in corporate governance and the new requirements under NASDAQ’s rules for listed companies and the Sarbanes-Oxley Act of 2002. Some of the principal subjects covered by our Governance Guidelines include:

•	Director Qualifications, including measuring each candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business and the business environment in which we operate; the ability to devote adequate time and effort to Board responsibilities; and prompt review of any changes in a director’s employment or other board memberships.

•	Responsibilities of Directors, including acting in the best interests of all stockholders, maintaining independence, developing and maintaining a sound understanding of our business and the industry in which we operate, attending and preparing for meetings, endeavoring to be available for Board and Board committee meetings upon reasonable notice, and providing active, objective and constructive participation at all meetings.

•	Director Access to management, and as necessary and appropriate, independent advisors, including encouraging presentations to the Board from various functional areas of our business.

•	Maintaining adequate funding to retain independent advisors for the Board and its committees as the Board or those committees deem necessary or appropriate.

•	Director Orientation and Continuing Education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and corporate governance guidelines. In addition, all Directors are expected to participate in continuing educational programs to maintain sufficient expertise necessary to perform their duties as Directors.

•	Annual performance evaluation of the Board, including an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board, the results of which will be discussed with the full Board and each committee.

•	Regularly scheduled executive sessions, without management, will be held by the Board. In addition, the Audit Committee meets separately with our outside auditors.

Code of Business and Ethical Conduct

We have adopted a Code of Business and Ethical Conduct for our officers and employees. The Code also includes specific ethical policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. Copies of our Code of Business and Ethical Code can be found in the “Foothill Independent Bancorp/Investor Relations” section of our website at www.foothillbank.com. We intend to disclose, at this location on our website, any amendments to that Code and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer.

Other Governance Matters

In 2004, each of our directors attended a Directors Certification Program conducted by the Bankers Compliance Group. The Program covered corporate governance, shareholder relations, insider and affiliate transactions, corporate and ethical responsibilities, and bank regulatory compliance responsibilities and bank examination and enforcement issues.

In addition to the governance initiatives discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by the rules implementing Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 each quarter since those rules were adopted. We also have established a disclosure committee, comprised primarily of officers and other key accounting and financial personnel, to assist the Chief Executive Officer and Chief Financial Officer to gather and verify the accuracy of the information they need in order to make those certifications. We also have adopted charters for our Board committees in compliance with NASDAQ listed-company rules.

You can access our board committee charters, and other corporate governance materials, news releases and SEC filings, by visiting the “Foothill Independent Bancorp/Investor Relations” section of our website at www.foothillbank.com.

Committees of the Board of Directors

The Board has two standing committees: an Audit Committee and a Compensation Committee. Information regarding the members of each of those Committees and their responsibilities and the number of meetings held by those Committees is set forth below. The Board of Directors, as a whole, functions as the Board Nominating Committee.

Audit Committee.    The members of the Audit Committee are George Sellers, Richard Galich, William V. Landecena, O. L. Mestad and Douglas Tessitor, with Mr. Sellers serving as the Chair of that Committee. All of the members of the Audit Committee are independent directors within the meaning of the listing standards of NASDAQ, including the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors has determined that Mr. Sellers meets the definitions of “audit committee financial expert” adopted by the Securities and Exchange Commission (the “SEC”) and included in NASDAQ’s rules for listed companies. The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent registered public accounting firm engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit Committee, approved that charter. A copy of that Audit Committee Charter was attached as part of the proxy statement sent to our stockholders for our 2004 Annual Stockholders Meeting. A copy of that charter also is accessible at the “Foothill Independent Bancorp/Investor Relations” section of our website at www.foothillbank.com. The Audit Committee held five meetings during fiscal 2004. To ensure independence, the Audit Committee also meets with our independent public accountants and members of management separately.

Compensation Committee.    The members of the Compensation Committee are Richard Galich, William V. Landecena, O. L. Mestad and George Sellers, all of whom have been determined to meet the independence standards established by NASDAQ’s listed-company rules. The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans for our executive officers. The Compensation Committee held three meetings during the year ended December 31, 2004.

Nominating Committee.    The Board of Directors has decided that the full Board should perform the functions of a nominating committee for the Company. It made that decision because the Board believes that selecting Board nominees is one of the most important responsibilities the Board members have to our stockholders and, for that reason, all of the members of the Board should have the right to participate in the selection process. In its role as Nominating Committee, the Board identifies and screens candidates for Board membership. Each of the Board members, other than Mr. Langley, is an “independent director” within the meaning of NASDAQ’s listed-company rules and the Board has decided that actions of the Board, in its role as Nominating Committee, can be taken only with the affirmative vote or written consent of a majority of the independent directors on the Board. Our Board of Directors has adopted a charter setting forth the responsibilities of the Board when acting as a nominating committee. A copy of that charter, which complies with applicable

NASDAQ rules, is accessible at the “Foothill Independent Bancorp/Investor Relations” section of our website at www.foothillbank.com. The Board met one time during 2004 in its role as the Nominating Committee.

In identifying new Board candidates, the Board will seek recommendations from existing Board members and executive officers. In addition, the Board will consider any candidates that may have been recommended by any of the Company’s stockholders who have made those recommendations in accordance with the procedures described below. The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it in identifying qualified candidates for the Board.

In assessing and selecting Board candidates, the Board will consider such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience; the candidate’s reputation for integrity; and the candidate’s participation in local community and local, state, regional or national charitable organizations. When selecting a nominee from among candidates considered by the Board, it will conduct background inquiries of and interviews with the candidates that the Board members believe are best qualified to serve as directors. The Board members will consider a number of factors in making their selection from among those candidates, including, among others, whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including the responsibility of serving on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Any stockholders desiring to submit a recommendation for consideration by the Board, of a candidate that stockholder believes is qualified to be a Board nominee, at any future annual stockholders’ meeting may do so by submitting that recommendation in writing to the Board not later 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of the upcoming annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, the recommendation must be received a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition the recommendation must be accompanied by the information set forth under the caption “Director Nominations” in the Notice of Annual Meeting that accompanies this Proxy Statement, including the candidate’s consent to be named as a nominee and, if nominated and elected, to serve as a director.

Directors’ Fees

During fiscal 2004, the Bank paid the Chairman of the Board of Directors $2,145 per month and each other director, including Mr. Langley, $1,705 per month in directors’ fees for services and attendance at Board and committee meetings, and each director received $712 per month as reimbursement for health insurance premiums.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon information made available to us, we believe that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, for the year ended December 31, 2004, that were applicable to our directors and officers were satisfied.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation received in each of the fiscal years in the three year period ended December 31, 2004, by the Company’s Chief Executive Officer, and the other executive officers of the Company whose aggregate cash compensation for services rendered to the Company, or any of its subsidiaries, in all capacities in 2004 exceeded $100,000 (collectively, the “Named Officers”):

Summary Compensation Table

	All Cash Compensation				Long-Term Compensation Awards	All Other Compensation
Name and Principal Position	Year	Salary($)		Bonus($)(1)	Stock Options (Shares)
George E. Langley President and Chief Executive Officer of the Company and the Bank	2004 2003 2002	$352,804 323,033 312,200	(2) (2) (2)	$188,971 173,055 175,212	0 20,000 0	$56,560 50,405 42,928	(3) (3) (3)

Casey J. Cecala, III Executive Vice President and Chief Credit Officer of the Company and the Bank	2004 2003 2002	$164,058 157,431 134,682		$59,693 53,450 31,022	0 15,000 0	$9,354 9,187 8,095	(4) (4) (4)

Carol Ann Graf Senior Vice President, Chief Financial Officer of the Company and the Bank	2004 2003 2002	$100,559 98,234 93,949	(5) (5) (5)	$22,252 20,090 20,139	0 5,000 0	$18,791 16,985 14,739	(6) (6) (6)

(1)	Bonuses were paid pursuant to annual incentive compensation programs established during each of the years presented for all employees of the Bank, including the Bank’s executive officers. Under this program, performance goals, relating to such matters as deposit and loan growth, improvements in loan quality and profitability were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Bank achieved or exceeded the performance goals.

(2)	Includes directors’ fees paid to Mr. Langley by the Company and the Bank in each year presented.

(3)	Includes above-market earnings of $46,310, $40,405, and $33,424 accrued in 2004, 2003, and 2002, respectively, on compensation deferred in the years 1985 through 1988 under a deferred compensation plan in effect during that period designed to provide retirement benefits for officers and other key management employees (the “1985 Deferred Compensation Plan”) and employer contributions to the Company’s 401(k) Plan (the “401k Plan”) of $10,150 in 2004, $10,000 in 2003, and $9,500 in 2002.

(4)	Includes employer contributions to Mr. Cecala’s account in the 401k Plan of $9,354 in 2004, $9,187 in 2003 and $8,095 in 2002.

(5)	Includes board secretary fees paid to Ms. Graf by the Company and the Bank in each year presented.

(6)	Includes above-market earnings of $13,186, $11,493, and $9,503 accrued in 2004, 2003, and 2002, respectively, on compensation deferred in 1985 through 1988 by Ms. Graf under the 1985 Deferred Compensation Plan and employer contributions to her 401k Plan account of $5,684 in 2004, $5,491 in 2003, and $5,236 in 2002.

Stock Options

Option Grants in 2004.

There were no options granted to any of the Named Officers in 2004.

Option Exercises and Fiscal Year-End Option Values.

The following table provides information with respect to option exercises during the 2004 fiscal year by the Named Officers and the value of unexercised “in-the-money” options held by the Named Officers as of December 31, 2004.

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Shares Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year-End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
George E. Langley	-0-	$-0-	115,887	11,900	$1,828,732	$37,642
Casey J. Cecala III	3,215	$56,913	38,744	13,142	$469,571	$51,236
Carol Ann Graf	-0-	$-0-	25,473	2,725	$321,998	$16,795

(1)	Determined by multiplying the number of shares underlying the exercisable and unexercisable options, respectively, by the average of the high and low sales prices of the Company’s common stock as reported on the NASDAQ National Market on December 31, 2004, which was $23.36 per share.

Granted and Available Options under Option Plans.    The following table provides information relating to our equity compensation plans as of December 31, 2004:

	Column A	Column B	Column C
	Number of Securities Issuable upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A
1993 Incentive Stock Plan approved by stockholders	609,108	$7.95	0
2003 Incentive Stock Plan approved by stockholders	167,860	$16.93	322,095

	831,638	$9.65	320,460

Employment Agreements and Change in Control Agreements

Mr. Langley is employed as the Bank’s President and Chief Executive Officer pursuant to an employment agreement which became effective on October 1, 2003 and expires on September 30, 2006. Pursuant to that agreement Mr. Langley receives a base annual salary of $315,000 and is entitled to participate in any bonus or incentive compensation programs and other employee benefit plans generally available to executives and key employees of the Bank. The Bank also has agreed to furnish Mr. Langley with the use of an automobile and to provide him with certain supplemental insurance benefits. Under the employment agreement, the Bank is entitled to terminate Mr. Langley’s employment at any time prior to its expiration without cause. In that event, Mr. Langley’s salary, bonuses and other benefits would be continued for a period of three years measured from the September 30 immediately following such termination. In the event of Mr. Langley’s death while employed as the Bank’s President and Chief Executive Officer, salary and bonuses would cease, but the Bank would be obligated to continue the dependent health and dental insurance coverage for Mr. Langley’s wife for a period of three years thereafter. If Mr. Langley’s employment is terminated for cause, or by reason of resignation or his disability, then, all life, medical, dental and disability insurance programs in which Mr. Langley was participating at that time will be continued for so long, during the period ending on the first anniversary of the effective date of such termination, that he refrains from accepting employment with, and from providing consulting or advisory services to, any competing banking or depository institution.

Mr. Langley also has a severance compensation agreement with the Bank. That agreement provides that if there is a change in majority ownership of the Company or the Bank, whether by acquisition of shares, merger or sale of assets, and following that change, Mr. Langley’s employment is terminated without cause or he terminates his employment due to a reduction in his compensation or the scope of his authority or duties, Mr. Langley shall receive a payment equal to the sum of (i) an amount equal to three times the highest base salary paid to Mr. Langley during the twelve month period prior to such termination, and (ii) an amount equal to the bonuses that would have been paid to Mr. Langley under any applicable incentive compensation plans, assuming all performance goals established under such plans had been met. In addition, upon such termination following a change in control of the Bank or the Company, Mr. Langley’s unvested options would become vested and his employee benefits would be continued for a period of three years from the date of termination.

The Bank has a severance compensation agreement with Mr. Cecala that is substantially similar to Mr. Langley’s severance compensation agreement, except that it provides for the continuance of Mr. Cecala’s salary and benefits for a period of two years from the date of such a termination of employment following a change in control of the Company or the Bank. The Bank also has a severance compensation agreement with Ms. Graf that is substantially similar to Mr. Langley’s severance compensation agreement, except that it provides for the continuance of Ms. Graf’s salary and benefits for a period of one year from the date of such a termination of employment following a change in control of the Company or the Bank.

Deferred Compensation Plans and Insurance Programs

Effective January 1, 1985, the Bank adopted the 1985 Deferred Compensation Plan, a voluntary unfunded deferred compensation plan which permitted selected key salaried management employees of the Bank to defer receipt of a portion of their annual salaries and bonuses that would otherwise have been paid during a four-year period that ended on December 31, 1988. In exchange for that deferral, the plan entitles each participant to receive supplemental retirement benefits in an amount determined on the basis of the amount of salary and bonus deferred over that four-year period, the participant’s age at the time of participation and the earnings on the deferred salary and bonus, which accrue at a fixed annual rate. The supplemental retirement benefits are payable over a 10 year period commencing on the participant’s retirement date, except that if the participant dies prior to that date, his or her beneficiaries will receive a death benefit, in lieu of the retirement benefit, over a 10 year period. The benefit payments are not subject to any reduction for Social Security benefits or other offset amounts. A total of 19 employees, including Mr. Langley and Ms. Graf, participated in the 1985 Deferred Compensation Plan. It is estimated that, under this Plan, Mr. Langley will receive approximately $127,500 per year over the 10-year period following his retirement, and Ms. Graf will receive approximately $75,000 per year for the 10-year period following her retirement.

The Bank has purchased life insurance on employees participating in the 1985 Deferred Compensation Plan in amounts that, in the aggregate, are expected, on an actuarial basis, to fund all of its future payment obligations under this plan. The Bank is the owner and sole beneficiary of the life insurance. Thus, no direct allocation of cost is made to any one employee and no amount attributable to the expenses of the 1985 Deferred Compensation Plan is included in the Summary Compensation Table set forth above.

In 2003 the Company purchased insurance policies on the lives of certain officers and other key management personnel, including Mr. Cecala and Ms. Graf, primarily to protect the Bank against the costs it might incur in the event of the untimely death of any of those officers or other key management personnel. Under this program, the insurance obtained by the Company has a split-dollar component which would pay $100,000 of benefits to the dependents of Mr. Cecala or Ms. Graf in the event of his or her death while he or she was employed by the Company.

Effective January 1, 2004, the Bank adopted the Foothill Independent Bank 2004 Supplemental Executive Retirement Plan (the “SERP”), a nonqualified, unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of ERISA. The SERP was adopted for the purpose of attracting and retaining in the Bank’s employ, high quality executives, and providing incentives to such executives to devote their utmost skills and efforts to the success of the Bank. The benefits afforded by the SERP are provided in consideration for services to be performed by each executive selected to participate in the SERP subsequent to the commencement date of their participation and prior to their retirement. Benefits vest over a multi-year period, so long as the participant remains in the Bank’s employ; and the maximum retirement benefit that a participant can earn under this plan is forty percent (40%) of the participant’s final average monthly salary, which is payable monthly for a 15 year period that will commence on the participant’s retirement date. If the participant dies prior to that date, his or her beneficiaries will receive a death benefit in the amount of the participant’s vested retirement benefit at the time of the participant’s death, which would be paid in one hundred eighty (180) monthly installments. The benefit payments are not subject to any reduction for Social Security benefits or other offset amounts. A total of 8 employees, including Mr. Cecala and Ms. Graf, participate in the SERP.

Certain Transactions

The Bank has had, and in the future may have, banking transactions in the ordinary course of its business with directors, principal stockholders and their associates, including the making of loans to directors and their associates. Such loans and other banking transactions are made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with unaffiliated persons. In addition, such loans are made only if they do not involve more than the normal risk of collectibility and do not present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee in 2004.    The members of the Compensation Committee of the Board of Directors in 2004 were Richard Galich, William V. Landecena, O. L. Mestad and George Sellers, all of whom are non-employee Directors and each of whom was determined by the Board of Directors to be independent within the meaning of that term in NASDAQ’s listed-company rules.

No Interlocks.    No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for approving, and evaluating the efficacy of, compensation policies and programs for the Bank, which employs all of the Company’s executive officers, and for making determinations regarding the compensation of the Company’s executive officers.

The following report is submitted by the Compensation Committee members with respect to the executive compensation policies established by the Compensation Committee and the compensation received by executive officers in the fiscal year ended December 31, 2004.

Compensation Policies and Objectives

In adopting, and also evaluating the effectiveness of, compensation programs for executive officers, as well as other key management employees of the Bank, the Compensation Committee is guided by three basic principles:

•	The Company and the Bank must be able to attract and retain highly-qualified and experienced banking professionals with proven performance records.

•	A substantial portion of annual executive compensation should be tied to the Bank’s performance, measured in terms of profitability, asset growth and asset quality.

•	The financial interests of the Company’s senior executives should be aligned with the financial interests of the stockholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company’s common stock, subject to limitations on the number of options that may be granted to any senior executive in any year.

Attracting and Retaining Executives and Other Key Employees

There is substantial competition among banks and other financial institutions and service organizations for qualified banking professionals. In order to retain executives and other key employees, and to attract additional well-qualified banking professionals when the need arises, the Company strives to offer salaries and health care, retirement and other employee benefit programs to its executives and other key employees which are competitive with those offered by other banks and financial services organizations in California.

In establishing salaries for executive officers, the Compensation Committee reviews (i) the historical performance of the executives and the financial performance of the Company during their tenure as executives of the Company; and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial organizations which are located in the Bank’s market areas and are comparable, in terms of asset-size, capitalization and performance, to the Bank. Another factor which is considered in establishing salaries of executive officers is the cost of living in Southern California, which generally is higher than in other parts of the country.

CEO Compensation

The Bank has followed the practice of entering into multi-year employment agreements with its Chief Executive Officer. Such agreements serve to assure continuity in that position and to deter competing banks from attempting to hire away the Bank’s Chief Executive Officer.

In 2003, the Bank extended the term of the existing employment agreement it has with George Langley, the President and Chief Executive Officer of the Company and the Bank, to September 30, 2006. See “COMPENSATION OF EXECUTIVE OFFICERS — Employment Agreements and Change of Control Agreements” for a description of Mr. Langley’s compensation under that agreement. The decision to extend Mr. Langley’s employment agreement was based on a number of factors, including (i) the Bank’s performance during his tenure as Chief Executive Officer, (ii) Mr. Langley’s tenure with the Bank where he has been an executive officer since 1976, and which the Compensation Committee believes has been an important factor in enabling the Bank to retain many of its business banking customers, and (iii) the continuity and stability of management that Mr. Langley’s retention as Chief Executive Officer provides to both the Company and the Bank.

Performance-Based Compensation

The Compensation Committee believes that payment of compensation in excess of a senior executive’s base salary should be primarily dependent on the level of profitability achieved by the Bank, the quality of its assets, which is critical to the longer term success of the Bank, and the Bank’s comparative performance as measured against the performance of other banking institutions of comparable size in Northern and Southern California (“Peer-Group Banks”).

The Board of Directors of the Company has identified several performance factors which affect a bank’s profitability and financial strength and which the Board believes are important to the enhancement of stockholder value. These include asset growth; the quality and collectibility of the Bank’s assets, which consist primarily of loans and investment securities; the volume and mix of deposits, which affect the Bank’s net interest margin or “spread” and also its fee income; and the level of non-interest expense. On the basis primarily of evaluations of the prior year’s operations, and economic and market conditions in the Bank’s service areas and management reports, at the beginning of each fiscal year the Board of Directors establishes annual performance goals for the Bank in each of these areas, assigns “weights” to these performance factors in terms of their anticipated impact on the Bank’s earnings and establishes an earnings goal for the year.

At the beginning of each fiscal year, the Compensation Committee adopts an incentive compensation plan that provides the Named Officers and other management and key employees with the opportunity to earn incentive compensation in amounts that will be based on the extent to which the performance goals established by the Board for that year are achieved or exceeded. As part of the plan, the Compensation Committee establishes the incentive compensation awards that each of the Named Officers, including the CEO, may earn under the plan, based on the extent to which baseline or threshold Bank performance measures that have been established for that year by the Board are exceeded by the Bank. Those incentive awards may be expressed as specified dollar amounts or as percentages of each Named Officer’s annual salary, as the Committee deems appropriate. The amounts of the incentive compensation awards vary among the Named Officers, as well as other plan participants, based on such factors as the Committee deems appropriate, which may include (i) the Named Officer’s or other participant’s expected contribution to the Bank’s performance goals for the fiscal year, (ii) his or her position and level of responsibilities with the Bank, (iii) his or her salary level, and (iv) his or her past individual performance and past contributions to the Bank’s financial performance and record of accomplishments.

As a result of these performance-based incentive compensation programs, as a general rule the amount of executive compensation is higher and the proportion of each executive’s total cash compensation that is represented by incentive or bonus compensation is greater in those years when performance goals are exceeded, as was the case in fiscal 2004.

Stock Programs

In order to align the financial interests of its officers and other key employees with those of the stockholders, the Company grants stock options to the Named Officers and other key management employees on a periodic basis. Stock option grants are intended to reward senior executives and other key employees for achieving improved market performance of the Company’s stock, which directly benefits all stockholders. Generally, the number of shares included in each stock option grant is determined based on an evaluation of the executive’s importance to the future performance of the Company. As a result, as a general rule, the more senior the executive, the greater the number of option shares that are awarded to him or her. However, the Company’s

Option Plan limits the number of shares as to which options may be granted any employee, including the Named Officers, in any year to 38,150 shares (as adjusted for stock splits and stock dividends). Additionally, the Compensation Committee has followed the practice, when awarding options, to provide for them to become exercisable in multi-year installments and for options that have not yet become exercisable to terminate automatically on any termination of an optionee’s employment.

In addition, in 1993 the Bank established a 401(k) Plan in which all employees, including executive officers, may participate. Under this plan, all employees who have been employed for at least six months may make plan contributions, which they may elect to have invested in Company common stock or in various mutual funds. In addition, the Company makes matching contributions, in the form of shares of Company common stock, of up to 4% of amounts contributed by participants. Each of the Named Officers participated in this plan in 2004, along with 195 other employees.

Respectfully Submitted,

O.L. Mestad

Richard Galich

William V. Landecena

George Sellers

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2004 (the “2004 financial statements”).

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors, Vavrinek, Trine, Day & Co. (“Vavrinek”), are responsible for auditing the financial statements and for expressing an opinion as to whether the financial statements present fairly the consolidated financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles in the United States. The Audit Committee has reviewed and discussed the 2004 financial statements with management and Vavrinek. In addition, the Audit Committee has discussed the matters required pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Vavrinek, has received written disclosures and the letter from Vavrinek required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence disclosures and letter with Vavrinek and has considered the compatibility of any non-audit services performed by Vavrinek for the Company on its independence.

The Audit Committee’s duty is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. With the exception of Mr. Sellers, the members of the Audit Committee are not professionally engaged in the practice of accounting and none of the Audit Committee members, including Mr. Sellers is, and none of them represents himself to be, performing the functions of auditors or accountants for the Company. Accordingly, the members of the Audit Committee may rely, and have relied, without independent verification, on the information provided to them and on the representations made by management and Vavrinek. Accordingly, the Audit Committee’s oversight does not provide an independent basis for determining that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the 2004 financial statements has been carried out in accordance with generally accepted auditing standards, that those financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based solely on the Audit Committee’s review of the matters noted above and its discussions with the Company’s auditors and the Company’s management, the Audit Committee recommended to the Board of Directors that the Company’s 2004 financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 that was filed with the Securities and Exchange Commission.

Respectfully Submitted,

George Sellers

Richard Galich

William V. Landecena

O. L. Mestad

Douglas Tessitor

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Reports of the Compensation Committee and the Audit Committee and the performance graph on the following page shall not be incorporated by reference into any such filings.

COMPANY PERFORMANCE

The following graph compares the Company’s stock price performance in each of the years in the five year period ended December 31, 2004 with that of (i) companies included in the Russell 2000 Index, and (ii) companies included in an index, published by SNL Securities L.C. (“SNL”), which is made up of banks and bank holding companies with assets of between $500 million and $1 billion, the shares of which are traded on the NASDAQ Stock Market.

COMPARISON OF CUMULATIVE TOTAL RETURN

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Foothill Independent Bancorp	100.00	95.35	110.40	170.84	240.13	268.55
Russell 2000	100.00	96.98	99.39	79.03	116.38	137.71
SNL $500MM-$1B Bank Index	100.00	95.72	124.18	158.54	228.61	259.07

The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the companies comprising the Russell 2000 Index and the companies making up the Peer Group Index is based on the stock price or index at the end of fiscal 1999.

INDEPENDENT PUBLIC ACCOUNTANTS

Engagement of the Company’s Independent Accountants

Vavrinek, Trine, Day & Co., LLP (“Vavrinek”) was the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004. A representative of Vavrinek will attend the meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Audit Committee’s Charter, a copy of which was included as part of our proxy statement sent to stockholders last year for our 2004 Annual Stockholders’ Meeting, provides that the Committee has the sole authority to select, hire and terminate the Company’s independent registered public accounting firm and that the Committee must pre-approve services to be performed by that firm in the categories of audit services, audit-related services, tax services and other services.

The Audit Committee of the Board has approved the selection of Vavrinek as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Audit and Other Services Performed and Related Fees

Vavrinek was engaged by the Audit Committee to perform the following services for the Company for fiscal 2004. Each of those engagements was pre-approved by the Audit Committee.

Audit Services.    Audit services consisted of the audit of the Company’s consolidated financial statements for, and reviews of the Company’s Quarterly Reports on Form 10-Q filed with the SEC during, the year ended December 31, 2004.

Audit Related Services.    Audit-related services rendered in 2004 by Vavrinek consisted of the audit of the financial statements of the Company’s employee benefit plan.

Tax Services.    Vavrinek rendered tax advisory and planning services to the Company in 2004.

Other Services.    Vavrinek rendered professional services consisting primarily of an audit, which is scheduled to be completed in April 2005, of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, required by Section 404 of the Sarbanes-Oxley Act of 2002.

The following table contains information regarding the fees billed by Vavrinek for the above described services and those provided in 2003:

	Fees Billed by Vavrinek
Nature of Services	2004	2003
Audit Services	$102,790	$97,734
Audit Related Services	$11,562	$7,926
Tax Services	$17,000	$35,450
Other Services	$226,501	$-0-

The Audit Committee has determined that the provision of audit related, tax, and the other services rendered by Vavrinek and the fees billed by Vavrinek for those services were compatible with Vavrinek’s independence.

SOLICITATION

We will pay the costs of soliciting proxies from our stockholders, and plan on soliciting proxies by mail. In order to ensure adequate representation at the Annual Meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person, to request that proxies be furnished (for which our directors, officers and employees will receive no additional or separate compensation). We will reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of our shares.

SHAREHOLDER PROPOSALS

Under Securities Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2006 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the release of Company’s proxy materials for 2005. However, if the date of the Company’s Annual Meeting in 2006 changes by more than 30 days from the date on which the 2005 Annual Meeting was held, then the deadline would be a reasonable time before the Company begins to print and mail its proxy materials. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.

OTHER MATTERS

We are not aware of any matters, other than the election of the Class I directors, that will be presented for a vote of the stockholders at Annual Meeting. If any other matters not mentioned in this Proxy Statement are brought for a vote of the stockholders at the Meeting, the proxy holders named in the enclosed Proxy Card will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

By Order of the Board of Directors

George E. Langley

President

April 8, 2005

The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2004 is being mailed together with this Proxy Statement to all stockholders of record as of March 24, 2005. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

COPIES OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, FOOTHILL INDEPENDENT BANCORP, 510 SOUTH GRAND AVENUE, GLENDORA, CALIFORNIA 91741.

PROXY

FOOTHILL INDEPENDENT BANCORP

ANNUAL MEETING OF STOCKHOLDERS

May 10, 2005

4:30 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all previously granted proxies and nominates, constitutes and appoints O.L. Mestad, George Sellers and Douglas Tessitor, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of FOOTHILL INDEPENDENT BANCORP which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at The Glendora Country Club, 310 So. Amelia Avenue, Glendora, California, on May 10, 2005, at 4:30 p.m., and at any and all adjournments and postponements thereof, as fully as if the undersigned were present and voting at the meeting, in the manner set forth on the reverse side of this proxy.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE

INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

FOOTHILL INDEPENDENT BANCORP — ANNUAL MEETING, May 10, 2005

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-257-2280 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/fib and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

J	Printed on recycled paper

Proxy
Foothill Independent Bancorp ANNUAL MEETING OF STOCKHOLDERS MAY 10, 2005					Please mark as indicated in this example	☒
		For	Withhold All	For All Except
1.	ELECTION OF CLASS I DIRECTORS FOR A THREE YEAR TERM.	☐	☐	☐	IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.
Nominees: (01) George E. Langley (02) Max Williams

        By checking the box to the right, I consent to future access of Annual Reports and Proxy Statements via theInternet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked.I understand that I may revoke my consent at any time by contacting the Company’s transfer agent,

☐
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Registrar & Transfer Company, Cranford, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 10, 2005 and the Proxy Statement furnished with this card.

					Mark here if you plan to attend the meeting		☐

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE ON THIS PROXY. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

					Mark here for address change and note change		☐
Date
Please be sure to date and sign this instruction card in the box below.

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

Sign above

x x x IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW x x x

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., East Coast Time May 10, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m.,East Coast Time, May 10, 2005. 1-866-257-2280	Vote by Internet anytime prior to 3 a.m., East Coast Time, May 10, 2005 go to https://www.proxyvotenow.com/fib

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!